Exhibit 11

                             BNP U.S. FUNDING L.L.C.
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                       Computation of net income per share
                      (in thousands, except per share data)

                                                          Six-month period ended
                                                               June 30, 2001
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Net Income                                                         $30,419

Less: Preferred Securities Dividend Requirement...........          19,345
                                                                   -------
Net Income (Loss) Applicable to Common Securities.........        $ 11,074
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Securities:

Weighted Average Number of Common Securities
Outstanding...............................................          53,011
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Net Income (Loss) per Common Security.....................        $ 208.90
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